	Clark Wilson LLP
	Barristers & Solicitors
	Patent & Trade-mark Agents
Our File No. 38364-0001 / CW7045630.1	800-885 W Georgia Street
	Vancouver, BC V6C 3H1
	Tel.	604.687.5700
	Fax	604.687.6314

May 30, 2014

BY EMAIL

Orgenesis Inc.
21 Sparrow Circle, White Plains
New York 10605

Attention:	Vered Caplan, President, Chief Executive Officer, and Chairperson of the Board

Dear Sirs:
	Re:	Orgenesis Inc. – Registration Statement on Form S-1/A

                   We have acted as counsel to Orgenesis Inc. (the “Company”), a Nevada corporation, in connection with the preparation of a registration statement on Form S-1/A (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 10,603,436 shares (the “Registered Shares”) of the Company’s common stock, consisting of (i) 250,000 shares of common stock issued to Kodiak Capital Group, LLC (“Kodiak”) as commitment shares pursuant to an Investment Agreement dated December 13, 2013 (the “Investment Agreement”) and up to 7,300,000 shares of common stock to be sold by Kodiak pursuant to the Investment Agreement; (ii) 1,526,718 shares of common stock issued to ATMI BVBA; and (iii) up to 1,526,718 shares of common stock that may be issued upon the exercise of warrants (the “Warrant”) issued to ATMI BVBA.

                    In connection with this opinion, we have reviewed:

(a)	the articles of incorporation of the Company, as amended;

(b)	the bylaws of the Company;

(c)	resolutions adopted by the board of directors of the Company and minutes of a meeting of the board of directors pertaining to the Registered Shares;

(d)	the Registration Statement; and

(e)	the prospectus (the “Prospectus”) constituting a part of the Registration Statement.

                    We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon the statements or a certificate of an officer and director of the Company.

                   Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that:

  1,776,718 of the Registered Shares that are currently issued and outstanding have been duly and validly authorized and issued as fully paid and non-assessable shares in the capital of the Company;

  1,526,718 of the Registered Shares that may be issued upon exercise of the Warrants in accordance with the terms of the Warrants will be duly and validly authorized and issued as fully paid and non-assessable shares in the capital of the Company; and

  7,300,000 of the Registered Shares that are to be sold to Kodiak under the Investment Agreement, once issued in accordance with the terms of the Investment Agreement, will be duly and validly authorized and issued as fully paid and non-assessable shares in the capital of the Company.

                 This opinion letter is opining upon and is limited to the current federal laws of the United States and the laws of the State of Nevada, including the statutory provisions, all applicable provisions of the Nevada constitution, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Prospectus, and to our being named in the Registration Statement.

Yours truly,

/s/ Clark Wilson LLP

cc: United States Securities and Exchange Commission